Exhibit 32.2

CERTIFICATION
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Silverado Gold Mines, Ltd. (the "Company") on Form 10-K for the fiscal year ended November 30, 2009, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Donald G. Balletto, Principal Financial Officer of the Company, certify to the best of my knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13 (a) or 15 (d) of the Securities and Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Donald G. Balletto
Donald G. Balletto,
Principal Financial Officer

March 12, 2010